KIRKLAND’S STRENGTHENS EXECUTIVE TEAM
Adds New Chief Operating Officer and Planning and Allocation Veteran

NASHVILLE, Tenn. (November 22, 2016) — Kirkland’s, Inc. (NASDAQ: KIRK) is strengthening its senior leadership team to support its ongoing strategy to transform Kirkland’s into a high-performing, nationally recognized home décor brand of choice.

Mike Cairnes has been named Executive Vice President and Chief Operating Officer, a new position, effective November 28, 2016. Mr. Cairnes brings 25 years of experience in home décor retailing and manufacturing to Kirkland’s and will focus on improving execution and consistency across the organization. In his role as COO, Mr. Cairnes will be responsible for day-to-day operations, overseeing Marketing/eCommerce, Merchandising, Planning & Allocation, Store and Supply Chain operations. Mr. Cairnes was most recently with Michael’s Stores, where he served concurrently as President of its Aaron’s Brothers retail business, since 2015, and President of its Artistree framing business, since 2007. Prior to Michael’s, Mr. Cairnes held senior leadership positions at Brushstrokes, a publisher of art canvases, and Larson-Juhl, a manufacturer of home décor products. He also has served as a board and strategy advisor to Bain Capital and Blackstone.

“We’re delighted to have Mike join the Kirkland’s team,” said Mike Madden, President and Chief Executive Officer. “He has an accomplished track record of operational excellence, driving meaningful financial improvement and managing change across a wide range of retail and manufacturing businesses. Mike’s a great cultural fit and will play a key role in helping us shape our vision and drive our strategic priorities.”

In addition, Sarah Hussey recently joined Kirkland’s as Vice President of Planning and Allocation. Prior to joining Kirkland’s in the third quarter, Ms. Hussey worked in similar roles at Sports Authority, since 2000, and held merchandising roles at both Macy’s and Hess’s Department Stores.

“These additions are an important step in our ongoing efforts to better position Kirkland’s to achieve our long-term growth objectives,” continued Mr. Madden. “While the industry faces challenges, we believe we have a differentiated concept with a unique opportunity to grow sales and profit as we improve our operational execution, expand our branding efforts and omni-channel experience, and focus on new ways to better serve our customers.”

About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 400 stores in 36 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, the ability to control employment, and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 8, 2016. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.